Exhibit (a)(1)(D)

INTERNATIONAL COAL GROUP, INC.

Notice of Withdrawal

Pursuant to the Offer to Purchase

Any and All of Its Outstanding 9.00%

Convertible Senior Notes due 2012 (the “Convertible Notes”)

(CUSIP No. 45928HAD8)

This Tender Offer (as defined below) will expire at midnight, New York City time, on April 5, 2010, unless extended or earlier terminated by us in our sole discretion (such date and time, as the same may be extended, the “Expiration Time”). Convertible Notes previously tendered may be withdrawn at or prior to the Expiration Time. Except under certain limited conditions described in the Offer to Purchase, Convertible Notes previously tendered may not be withdrawn after the Expiration Time.

The undersigned acknowledges receipt of the Offer to Purchase, dated March 8, 2010 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer Documents”), constituting the offer (the “Tender Offer”) by International Coal Group, Inc., a Delaware corporation (the “Company”) to purchase for cash, upon the terms and subject to the conditions set forth in the Offer Documents, any and all of its outstanding Convertible Notes.

The Company will calculate the purchase price (the “Purchase Price”) as the sum of 98.288 times the Weighted Average Price (as defined in the Offer Documents), plus $745.10, subject to a minimum Purchase Price of $1,064.54 and a maximum Purchase Price of $1,359.40 per $1,000 principal amount of Convertible Notes. In addition to the Purchase Price, Holders that validly tender and do not validly withdraw their Convertible Notes at or prior to the Expiration Time will also be paid accrued and unpaid interest to, but not including, the payment date on such Convertible Notes that are accepted for purchase by the Company. See “Terms of the Tender Offer” in the Offer to Purchase.

Questions relating to the procedures for tendering Convertible Notes and requests for assistance may be directed to UBS Securities LLC and Morgan Stanley & Co. Incorporated (the “Dealer Managers”), at their respective address and telephone numbers on the back cover of the Offer to Purchase. Requests for additional copies of the Offer Documents may be directed to D. F. King & Co., Inc., (the “Information Agent”) at its address and telephone numbers set forth on the back cover of the Offer to Purchase.

Any withdrawal of previously tendered Convertible Notes pursuant to the Tender Offer must comply with the procedures described under “Withdrawal of Tenders” in the Offer to Purchase.

The undersigned has identified in the table below the Convertible Notes that are hereby withdrawn from the Tender Offer.

Convertible Notes Previously Tendered	Principal Amount of Convertible Notes to be Withdrawn	Date(s) such Convertible Notes were Tendered
CUSIP No. 45928HAD8

This form should be used only for withdrawals of previously tendered Convertible Notes delivered through DTC’s Automated Tender Offer Program if the undersigned desires to withdraw such Convertible Notes on the date of the Expiration Time and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used to withdraw such previously tendered Convertible Notes.

A DTC participant withdrawing previously tendered Convertible Notes with this form should fill out and sign this form and then fax it to the Depositary at its fax number listed on the back cover of the Offer to Purchase. Immediately after faxing this form, the DTC participant should telephone the Depositary at its telephone number listed on the back cover of the Offer to Purchase to confirm receipt and discuss any other steps it may need to take.

This form must be signed below by the applicable DTC participant as its name appears on a security position listing showing such DTC participant as the owner of the Convertible Notes being withdrawn. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of DTC Participant:

DTC Participant Number:

Signature:

Capacity:

Address (including zip code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Transaction Code Number:

Date:                     , 2010

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any withdrawals of previously tendered Convertible Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company expressly reserves the right, in its sole discretion, subject to applicable law, to reject any or all withdrawals of previously tendered Convertible Notes determined by it not to be in proper form or if the acceptance of such withdrawal may, in the opinion of its counsel, be unlawful. The Company also reserves the right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions to the Tender Offer or to waive any defect or irregularity in any withdrawal of previously tendered Convertible Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. A waiver of any defect or irregularity with respect to the withdrawal of previously tendered Convertible Notes by a Holder will not constitute a waiver of the same or any other defect or irregularity with respect to the withdrawal of any other previously tendered Convertible Notes. The Company’s interpretation of the terms and conditions of the Tender Offer will be final and binding. None of the Company, the Dealer Managers, the Information Agent and Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in withdrawals of previously tendered Convertible Notes or will incur any liability for failure to give any such notification.

NONE OF THE COMPANY, THE DEALER MANAGERS, THE INFORMATION AGENT AND DEPOSITARY OR THE TRUSTEE MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER THEIR CONVERTIBLE NOTES PURSUANT TO THE TENDER OFFER. EACH HOLDER MUST MAKE ITS OWN DECISION AS TO WHETHER TO TENDER ITS CONVERTIBLE NOTES AND, IF TENDERING, THE PRINCIPAL AMOUNT OF CONVERTIBLE NOTES TO TENDER. HOLDERS ARE URGED TO REVIEW CAREFULLY ALL OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THE OFFER DOCUMENTS.

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